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                                                                     EXHIBIT 5.1

                                 July 20, 2001

Natus Medical Incorporated
1501 Industrial Road
San Carlos, CA  94070

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on or about July 20, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 575,000 shares of your Common Stock (the "Shares"), to be offered for sale by you. As legal counsel for Natus Medical Incorporated, we have examined the proceedings taken in connection with the sale of the Shares by you in the manner set forth in the Registration Statement. It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and further consent to the use of our name wherever it appears in the Registration Statement and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON SONSINI GOODRICH & ROSATI